Exhibit 5.2

King & Spalding LLP 1290 Avenue of the Americas New York, NY 10104 Tel: +1 212 556 2100 Fax: +1 212 556 2222 www.kslaw.com

July 30, 2026

Empire State Realty Trust, Inc.

Empire State Realty OP, L.P.

111 West 33rd Street, 12th Floor
New York, New York 10120

Re:	Empire State Realty Trust, Inc.
Empire State Realty OP, L.P.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Empire State Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and Empire State Realty OP, L.P., a Delaware limited partnership (the “Operating Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), from time to time, of (i) shares of Class A common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares (“Warrants”), which may be issued pursuant to one or more warrant agreements proposed to be entered into by the Company and one or more warrant agents to be named therein (each, a “Warrant Agreement”), (v) senior debt securities of the Operating Partnership (“Senior Debt Securities”), which may be issued in one or more series under a senior indenture (the “Senior Indenture”) proposed to be entered into by the Operating Partnership, the Company (as guarantor, if applicable) and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement, and subordinated debt securities of the Operating Partnership (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued in one or more series under a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) proposed to be entered into by the Operating Partnership, the Company (as guarantor, if applicable) and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement and (vi) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities or Warrants (collectively, “Indeterminate Securities”). The Registration Statement also relates to the issuance and sale from time to time by the Company (in such capacity, the “Guarantor”) of guarantees of the Debt Securities (“Guarantees”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities, Indeterminate Securities, and Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

Empire State Realty Trust, Inc.

Empire State Realty OP, L.P.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the forms of Senior Indenture and Subordinated Indenture, each filed as an exhibit to the Registration Statement;

(c) a copy of the Certificate of Limited Partnership of the Operating Partnership, certified by the Secretary of State of the State of Delaware as of July 30, 2026, and certified pursuant to the Secretary’s Certificate;

(d) a copy of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated October 1, 2013, by and among the Company, as the general partner of, and all limited partners of, the Operating Partnership, as amended and in effect as of December 6, 2019 and as of the date hereof, and certified pursuant to the Secretary’s Certificate; and

(e) a copy of action by written consent of the general partner of the Operating Partnership, dated July 24, 2026.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Operating Partnership and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Operating Partnership and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Operating Partnership and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) (all of the foregoing being referred to as “Opined-on Law”). The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Transaction Documents” means the Depositary Agreements, Indentures and the supplemental indentures thereto, the Guarantees, the Warrant Agreements, and any applicable underwriting or purchase agreement.

Empire State Realty Trust, Inc.

Empire State Realty OP, L.P.

The opinions stated in paragraphs 1 and 2 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the Operating Partnership, to the extent a party thereto, and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters, including any required action by the board of directors of the Company, on behalf of the Company and/or in its capacity as the sole general partner of the Operating Partnership, and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the limited partnership agreement of the Operating Partnership so as not to violate any applicable law, the limited partnership agreement of the Operating Partnership, or result in a default under or breach of any agreement or instrument binding upon the Operating Partnership, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company, (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Depositary Agreement, the Offered Depositary Shares evidenced by such Receipts will entitle the registered holder thereof to the rights specified in such Receipt and in the Depositary Agreement.

2. With respect to any series of Debt Securities offered by the Operating Partnership, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the applicable Indenture has been qualified under the Trust Indenture Act of 1939 (the “TIA”); (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their respective terms under the laws of the State of New York.

3. With respect to any Guarantee of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the applicable Indenture has been qualified under the TIA, (c) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents, (d) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Offered Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and (e) such Offered Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms under the laws of the State of New York.

4. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, shares of Preferred Stock or Depositary Shares for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) the certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

Empire State Realty Trust, Inc.

Empire State Realty OP, L.P.

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliate;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such provision purports to bind either the Company or the Operating Partnership to the exclusive jurisdiction of any particular court or courts;

(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h) we have assumed that the choice of New York law to govern any Transaction Document is a valid and legal provision;

(i) the shares of Preferred Stock that will be deposited with the Bank Depositary in connection with the issuance of the Offered Depositary Shares will have been duly authorized, validly issued and will be fully paid and nonassessable and that any preemptive rights with respect to such Preferred Stock will have been validly waived or exercised, (ii) such Preferred Stock will be free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind or any restriction on transfer or voting, and (iii) certificates for the Preferred Stock will have been duly executed and delivered and will have been properly deposited with the Bank Depositary pursuant to the terms of the Deposit Agreement;

(j) our opinion addresses only the Offered Depositary Shares and the Receipt issued pursuant to the Deposit Agreement and we express no opinion with respect to the Preferred Stock deposited with the Bank Depositary;

(k) subsequent to the effectiveness of the Indentures and immediately prior to the issuance of any series of Offered Debt Securities, the applicable Indenture has not been amended, restated, supplemented or otherwise modified in any way that affects or relates to such series of Offered Debt Securities other than by the applicable Transaction Documents relating to such series of Offered Debt Securities;

(l) we have assumed that the Indentures will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us;

(m) we do not express any opinion with respect to the enforceability of any provisions contained in the Transaction Documents to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated; and

(n) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which the Company is a party;

Empire State Realty Trust, Inc.

Empire State Realty OP, L.P.

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which the Company is a party;

(c) neither the execution and delivery by the Company and the Operating Partnership of the Transaction Documents to which the Company or the Operating Partnership is a party nor the performance by the Company or the Operating Party of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the articles of incorporation or bylaws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company, the Operating Partnership or its respective property is subject, (iii) will contravene any order or decree of any governmental authority to which the Company, the Operating Partnership or its respective property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company, the Operating Partnership or its respective property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);

(d) neither the execution and delivery by the Company or the Operating Partnership of the Transaction Documents to which the Company or the Operating Partnership is a party nor the performance by the Company or the Operating Partnership of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(e) the limited partnership agreement of the Operating Partnership is the only partnership agreement, as defined under DRULPA, of the Operating Partnership and that the Operating Partnership has, and since the time of its formation has had, at least one validly admitted and existing limited partner of the Operating Partnership and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Operating Partnership or its general partner or limited partners, that would result in the liquidation, dissolution or winding-up of the Operating Partnership, (ii) no event has occurred that has adversely affected the good standing of the Operating Partnership under the laws of its jurisdiction of formation, and the Operating Partnership has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Operating Partnership’s Certificate of Limited Partnership.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ King & Spalding LLP